UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
KOS PHARMACEUTICALS, INC
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)
609-495-0920
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On August 16, 2006, Kos Pharmaceuticals, Inc. (the “Company”) announced its receipt of a notice from the Nasdaq Listing Qualifications staff (the “staff”) indicating that because The Nasdaq Stock Market (“Nasdaq”) had not received the Company’s Form 10-Q for the second quarter of Fiscal 2006 which ended June 30, 2006, as required by Marketplace Rule 4310(c)(14), the Company’s securities are subject to delisting at the opening of business on August 23, 2006, unless the Company requests a hearing in accordance with Nasdaq’s Marketplace Rule 4800 Series. As previously disclosed by the Company on a Form 12b-25 filed with the Securities and Exchange Commission on August 9, 2006, the Company intends to file its Form 10-Q for the second quarter of Fiscal 2006 as soon as practicable upon completion of the Company’s internal review of its stock option grant practices and related accounting matters.
     The Company plans to appeal the staff’s determination and request a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. The Company’s securities will remain listed pending the result of such appeal. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     As described in Item 3.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated August 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President and General Counsel and Corporate Secretary

Dated: August 16, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated August 16, 2006.

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